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Carolina Power & Light Company
SUPPLEMENTAL DATA                             Three Months Ended           Twelve Months Ended
                                              ------------------           -------------------
                                                  December 31                  December 31
                                                  -----------                  -----------
                                               1994         1993           1994            1993
                                               ----         ----           ----            ----
Operating Revenues (in thousands)
  Residential.............................$  199,919    $  211,293    $   915,986     $   943,697
  Commercial..............................   137,248       139,920        595,573         592,973
  Industrial..............................   184,834       187,338        741,662         744,016
  Government and municipal................    18,404        18,900         78,317          78,616
  Wholesale - standard rate schedules.....    15,315        25,420         84,775         100,062
  Power Agency contract requirements......    13,932        20,090        115,262         134,258
  NCEMC contract requirements.............    53,870        46,340        266,733         253,859
  Other utilities.........................     4,027         2,425         33,789          11,232
  Miscellaneous revenue...................    11,717         6,831         44,492          36,670
                                            ---------     ---------     ----------      ----------
        Total Operating Revenues..........$  639,266    $  658,557    $ 2,876,589     $ 2,895,383
                                            =========     =========     ==========      ==========
Energy Sales (millions of kWh)
  Residential.............................     2,472         2,576         11,147          11,398
  Commercial..............................     2,019         2,000          8,690           8,548
  Industrial..............................     3,652         3,494         14,030          13,557
  Government and municipal................       294           294          1,263           1,248
  Wholesale - standard rate schedules.....       495           547          1,983           2,144
  Power Agency contract requirements......       474           662          2,589           3,505
  NCEMC contract requirements.............     1,074         1,084          4,885           4,778
  Other utilities.........................       186            81            985             327
                                            ---------     ---------     ---------       ---------
        Total Energy Sales................    10,666        10,738         45,572          45,505
                                            =========     =========     ==========      ==========
Energy Supply (millions of kWh)
  Generated - coal........................     3,660         6,270         21,001          25,807
              nuclear.....................     5,729         2,917         18,511          13,691
              hydro.......................       155           117            883             784
              combustion turbines.........        (1)           (2)            67              84
  Purchased...............................     1,460         1,879          7,040           7,110
                                            ---------     ---------     ---------       ---------
        Total Energy Supply
          (Company Share).................    11,003        11,181         47,502          47,476
                                            =========     =========     ==========      ==========
Detail of Income Taxes (in thousands)
 Included in Operating Expenses
  Income tax expense - current............$   (2,659)   $  (15,733)   $   182,646     $   138,622
  Income tax expense - deferred...........    40,335        38,098         27,426          62,307
  Income tax expense - investment
   tax credit adjustments.................    (2,884)       (1,764)       (11,537)        (11,612)
                                            ---------     ---------     ----------      ----------
        Subtotal..........................    34,792        20,601        198,535         189,317
                                            ---------     ---------     ----------      ----------
 Harris Plant deferred costs -
   investment tax credit adjustments......       (74)          244           (297)            218
                                            ---------     ---------     ----------      ----------
  Total Included in Operating Expenses....    34,718        20,845        198,238         189,535
                                            ---------     ---------     ----------      ----------
 Included in Other Income
  Income tax expense (credit) - current...    (5,726)       (1,670)       (19,239)         (7,459)
  Income tax expense (credit) - deferred..     1,676          (336)         9,814           9,045
  Income tax expense (credit) -
   investment tax credit adjustments......         -        (1,194)             -          (1,194)
                                            ---------     ---------     ----------      ----------
        Total Included in Other Income....    (4,050)       (3,200)        (9,425)            392
                                            ---------     ---------     ----------      ----------
          Total Income Tax Expense........$   30,668    $   17,645    $   188,813     $   189,927
                                            =========     =========     ==========      ==========

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FINANCIAL STATISTICS

Ratio of earnings to fixed charges........                                   3.31            3.23
Return on average common stock equity.....                                  11.55 %         13.03 %
Book value per common share...............                            $     17.59     $     17.75
Capitalization ratios
    Common stock equity...................                                  49.16 %         49.10 %
    Preferred stock - redemption
     not required.........................                                   2.73            2.68
    Long-term debt, net...................                                  48.11           48.22
                                                                        ----------      ----------
            Total.........................                                 100.00 %        100.00 %
                                                                        ==========      ==========
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See Notes to Financial Statements.

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